UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2019

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUES	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

Set forth below is information concerning each matter submitted to a vote at the 2019 Annual Meeting, including the final voting results.

Proposal No. 1:  The stockholders elected each of the following persons as a director to serve for a term of one year or until their successors are elected and qualified or until their earlier death, resignation or removal.

	For	Withheld	Broker Non-Votes
Steven R. Becker	25,169,447	2,216,452	12,604,695
Terry Burman	24,921,376	2,464,523	12,604,695
James Corcoran	24,984,658	2,401,241	12,604,695
Barry Gluck	24,669,697	2,716,202	12,604,695
Frank Hamlin	25,472,366	1,913,533	12,604,695
Reuben E. Slone	25,721,225	1,664,674	12,604,695
Sherry M. Smith	25,470,736	1,915,163	12,604,695
Richard S Willis	24,383,310	3,002,589	12,604,695

Proposal No. 2:  The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement.

For	Against	Abstain	Broker Non-Votes
25,190,313	2,178,600	16,986	12,604,695

Proposal No. 3:  The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020.

For	Against	Abstain
34,408,703	1,308,801	273,090

No other matters were voted upon at the meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: November 22, 2019	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg Executive Vice President Human Resources, General Counsel and Corporate Secretary

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